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                                                                 EXHIBIT 10.53

                     Harbour Holdings Limited Partnership
                               1281 Main Street
                         Stamford, Connecticut  06902


                                 May 22, 1995


Memry Corporation
57 Commerce Drive
Brookfield, Connecticut  06804

      Re:   Series A Preferred Stock and Series B Preferred Stock
            -----------------------------------------------------

Dear Sirs:

      Reference is made to the 124 shares of Series A Preferred Stock, par value $1.00 per share, (the "Series A Shares"), and the 250 shares of Series B Preferred Stock, par value $1.00 per share (the "Series B Shares," and collectively with the Series A Shares, the "Preferred Shares"), of Memry Corporation ("Memry") that are owned by Harbour Holdings Limited Partnership ("Harbour") as of the date hereof. Harbour hereby agrees that simultaneously with the execution of this letter agreement it will convert all of the Series A Shares into 424,426 shares of Common Stock, par value $0.01 per share, of Memry ("Common Stock") and will convert all of the Series B Shares into 312,500 shares of Common Stock. By execution of this letter agreement, Memry agrees to issue to Harbour, as payment in full of accrued dividends to date in the amount of $598,000 with respect to Preferred Shares, 747,500 shares of Common Stock, representing a per share price of $0.80, and Harbour agrees to accept such issuance as payment in full of such accrued dividends.

      This letter agreement may be signed in any number of counterparts, each of which shall be deemed an original.

                                    Harbour Holdings Limited Partnership

                                    By:   Harbour Investment Corporation, its
                                          general partner


                                          By:   /s/ James G. Binch
                                               --------------------------------
                                                Name:  James G. Binch
                                                Title: President
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Agreed and Acknowledged by:

Memry Corporation


By:   /s/ James G. Binch
      -------------------------
      Name:  James G. Binch
      Title: Chairman, President and CEO
      Date:  May 22, 1995